SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          Fidelity Bankshares II, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                             (To be applied for)
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



205 Datura Street, West Palm Beach, Florida                           33401
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(Address of Principal Executive Offices)                            (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           Pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.|_|                                    box.|X|

         Securities Act registration statement file number to which this form relates: 333-53216


Securities to be registered pursuant to Section 12(b) of the Act.

           None                                             N/A
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     (Title of Class)                          (Name of Each Exchange on Which
                                                Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock par value $.10 per share
                      -------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.


         For a description of the Registrant's securities, reference is made to "Dividend Policy," "The Conversion," "Stockholders' Rights," "Description of Capital Stock of Fidelity Bankshares, Inc.," and "Restrictions on Acquisition of Fidelity Bankshares, Inc.," in the Registrant's Registration Statement on Form S-1 (File No. 333-53216), dated January 5, 2001, as amended on March 5, 2001, March 16, 2001, and March 22, 2001, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to " Stockholders' Rights" in the Registrant's Registration Statement on Form S-1 (Registration Number 333-53216) dated January 5, 2001, as amended March 5, 2001, March 16, 2001, and
March 22, 2001.


Item 2.  Exhibits.

         1. Registration Statement on Form S-1 (Registration Number 333-53216) dated January 5, 2001, as amended on March 5, 2001, March 16, 2001, and March 22, 2001, is hereby incorporated by reference.

         2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on January 5, 2001, as amended on March 5, 2001, March 16, 2001, and March 22, 2001).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on January 5, 2001, as amended on March 5, 2001, March 16, 2001, and March 22, 2001).

         4.       Form of Stock Certificate (incorporated by reference to
                  Exhibit 4 of the Registration Statement on Form S-1 as filed on January 5, 2001, as amended on March 5, 2001, March 16, 2001,and March 22, 2001).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 FIDELITY BANKSHARES II, INC.



Date:    May 10, 2001                            By:     /s/ Vince A. Elhilow
                                                         -----------------------
                                                         Vince A. Elhilow
                                                         President and
                                                         Chief Executive Officer